Exhibit 10.11(d)

EXECUTION VERSION

AMENDED AND RESTATED

INTERCREDITOR AGREEMENT

among

Wireco WorldGroup Inc. (f/k/a Wire Rope Corporation of America, Inc.)

and certain of its Affiliates,

Deutsche Bank Trust Company Americas

(as successor in interest to Canadian Imperial Bank of Commerce,

acting through its New York Agency),

as Term Loan/Euro RCF Collateral Agent,

and

HSBC Bank USA, National Association (as successor in interest to HSBC Business Credit (USA) Inc.),

as ABL Administrative Agent

Dated as of February 8, 2007,

as amended and restated as of June 10, 2011

AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of February 8, 2007 as amended and restated as of June 10, 2011, among:

(1) WIRECO WORLDGROUP INC. (f/k/a WIRE ROPE CORPORATION OF AMERICA, INC.) (the “Company”) and certain subsidiaries and affiliates of the Company organized or formed under the laws of the United States of America, any State of the United States or the District of Columbia and specified on the signature pages hereof or each other subsidiary or affiliate that becomes a party hereto;

(2) DEUTSCHE BANK TRUST COMPANY AMERICAS (as successor in interest to CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Agency), as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Term Loan/Euro RCF Collateral Agent”), under those certain security agreements, mortgages and pledges more particularly described on Schedule 2 hereto (as amended, supplemented or otherwise modified from time to time, the “Term Loan/Euro RCF Security Agreements”); and

(3) HSBC BANK USA, NATIONAL ASSOCIATION (as successor in interest to HSBC BUSINESS CREDIT (USA) INC.), as agent (in such capacity, together with its successors and assigns in such capacity, the “ABL Administrative Agent”) under those certain security agreements, mortgages and pledges more particularly described on Schedule 3 hereto (as amended, supplemented or otherwise modified from time to time, the “ABL Security Agreements”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of February 8, 2007 (as amended through the date hereof, the “Original Term Loan Agreement”) among the Company, WireCo WorldGroup Cayman Inc. (the “Parent”), certain other affiliates of the Company party thereto, the several term lenders from time to time party thereto (the “Original Term Lenders”), CIBC World Markets Corp. and Jefferies Finance LLC, as joint lead arrangers and joint book managers, Jefferies Finance LLC, as syndication agent, and the Term Loan Collateral Agent, the term lenders thereunder severally made extensions of credit and other financial accommodations from time to time to the Company upon the terms and subject to the conditions set forth therein and herein;

WHEREAS, pursuant to the Loan and Security Agreement, dated as of February 8, 2007 (as amended through the date hereof, and as the same may be further amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any ABL Company Obligations, the “ABL Financing Agreement”) among the Company, the Parent, certain other affiliates of the Company party thereto, each other financial institution from time to time party thereto as a lender (the “ABL Lenders”) and the ABL Administrative Agent, the ABL Lenders have severally agreed to make extensions of credit and other financial accommodations from time to time to the Company upon the terms and subject to the conditions set forth therein and herein;

WHEREAS, the parties to the Original Term Loan Agreement desire to amend and restate in its entirety the Original Term Loan Agreement in order to inter alia, permit a new revolving facility secured on a first priority basis by accounts receivable and inventory of the Parent and the subsidiaries of the Parent that are organized or formed under the laws of the European Union or any member state thereof or the laws of any other European jurisdiction, pursuant to an Amended and Restated Credit Agreement, dated as of June 10, 2011 (as the same may be amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Term Loan/Euro RCF Company Obligations, the “Term Loan/Euro RCF Loan Agreement”) among the Company, the Parent, WRCA (Luxemburg) Holdings S.a r.l., WireCo WorldGroup (Cayman) Inc., the lenders from time to time party thereto (the “Term/Euro RCF Lenders”), Deutsche Bank Trust Company Americas, as administrative agent, Goldman Sachs Lending Partners LLC and Deutsche Bank AG, London Branch, as joint lead arrangers and joint book managers with respect to certain amendments of the term facility thereunder, and Deutsche Bank AG, London Branch, as sole lead arranger with respect to the revolving facility thereunder;

WHEREAS, the ABL Lenders have agreed to (x) release the liens granted, pursuant to the ABL Financing Agreement and ABL Security Agreements, by the Parent and its subsidiaries that are organized or formed under the laws of the European Union or any member state thereof or the laws of any other European jurisdiction and (y) remove any obligation in the ABL Financing Agreement and ABL Security Agreements requiring the Parent and such subsidiaries to provide liens granted by the Parent and its subsidiaries that are organized or formed under the laws of the European Union or any member state thereof or the laws of any other European jurisdiction for the benefit of the ABL Collateral Agent and ABL Lenders and any guarantees from any subsidiary of the Parent organized or formed under the laws of Portugal;

WHEREAS, in accordance with such amendment and restatement, the parties hereto shall have executed and delivered this Agreement for the purpose of setting forth the relative priority of the liens created by the Term Loan/Euro RCF Security Agreements and the ABL Security Agreements and the respective rights of the Term Loan/Euro RCF Collateral Agent and the ABL Administrative Agent in respect of the exercise of the rights and remedies in respect of the Collateral (as defined herein) and the application of the proceeds thereof;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, the following terms are used herein as defined in the New York UCC: Accessions, Account Debtor, Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Securities Accounts and Supporting Obligations.

(b) The following terms have the following meanings:

“ABL Cap Amount”: shall have the meaning assigned in Section 2.3(f).

“ABL Company Obligations”: the collective reference to the unpaid principal of and interest on the loans under the ABL Financing Agreement, all amounts owing pursuant to Section 2.11 of the ABL Financing Agreement (collectively, the “Increased Costs”) and all other obligations and liabilities of the Company (including, without limitation, interest accruing at the then applicable rate provided in the ABL Financing Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, the Company or the other ABL Guarantors, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the ABL Administrative Agent, to any ABL Secured Party or to any ABL Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the ABL Financing Agreement, any other ABL Document, any document with the ABL Administrative Agent or any ABL Lender (or any affiliate of the ABL Administrative Agent or any ABL Lender) evidencing any Hedging Obligations or Bank Product Obligations or any other document made, delivered or given in connection with any of the foregoing and any renewal, replacement, or refinancing thereof, in each case whether on account of principal, premium, if any. the Increased Costs, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the ABL Administrative Agent, to any ABL Secured Party or any ABL Lender that are required to be paid by any of the Company or the other ABL Guarantors pursuant to the terms of any of the foregoing agreements).

“ABL Collateral Account”: shall have the same meaning as the terms “Depository Account” and “HSBC Payment Account” under the ABL Financing Agreement.

“ABL Documents”: the collective reference to the ABL Financing Agreement, the ABL Security Agreements, each ABL Guarantee, any document with the ABL Administrative Agent (or any affiliate of the ABL Administrative Agent) evidencing a Hedging Obligation, a Bank Product Obligation and any other documents entered in connection therewith.

“ABL First Priority Lien”: the security interest in the ABL Priority Collateral granted or purported to be granted pursuant to the ABL Security Agreements.

“ABL Guarantee”: a guarantee to be executed and delivered by each ABL Guarantor pursuant to the ABL Financing Agreement.

“ABL Guarantors”: the collective reference to each Grantor other than the Company.

“ABL Guarantor Obligations”: the collective reference to all obligations and liabilities of each ABL Guarantor which may arise under or in connection with any ABL Guarantee, any document with the ABL Administrative Agent or any ABL Lender (or any affiliate of the ABL Administrative Agent or any ABL Lender) evidencing any Hedging Obligations or Bank Product Obligations or any other document related thereto to which such ABL Guarantor is a party, or any other document related thereto to which such ABL Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise in respect of ABL Obligations (including, without limitation, all fees, charges and disbursements of counsel to the ABL Administrative Agent, to any other ABL Secured Party or any ABL Lender that are required to be paid by such ABL Guarantor pursuant to the terms of this Agreement, the ABL Financing Agreement or any other document related hereto to which such ABL Guarantor is a party).

“ABL Obligations”: the collective reference to the ABL Company Obligations and the ABL Guarantor Obligations.

“ABL Priority Collateral”: with respect to each Grantor, all such Grantor’s now existing or hereinafter arising (i) Inventory, (ii) Receivables, (iii) any and all Instruments, Documents, Chattel Paper (including Electronic Chattel Paper) and other contracts, in each case evidencing or substituted for any Receivable, (iv) guarantees, Supporting Obligations, Letter-of-Credit Rights, security and other credit enhancements for the Receivables, (v) Documents with respect to Inventory, (vi) claims and causes of action in any way relating to any of the Receivables or Inventory, (vii) Deposit Accounts, including lockbox and securities accounts, into which any proceeds of Receivables or Inventory are deposited (including all cash, Cash Equivalents (as defined in the ABL Financing Agreement), Financial Assets and other funds on deposit therein or credited thereto) but only with respect to and including such Proceeds of ABL Priority Collateral, (viii) rights to any Goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed Goods, (ix) reserves and credit balances arising in connection with or pursuant thereto, (x) unpaid seller’s or lessor’s rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom, (xi) insurance policies or rights relating to any of the foregoing, (xii) General Intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), (xiii) promissory notes, deposits or property of Account Debtors securing the obligations of any such Account Debtors to the Grantors or any one of them and (xiv) all books and records (and any electronic media and software related thereto) pertaining to any of the foregoing, and all substitutions, replacements, Accessions, products or Proceeds (including, without limitation, insurance proceeds, cash and Cash Equivalents) of any of the foregoing; provided, however, that, as certified by the chief financial officer of the Company, any Collateral, regardless of type, received in exchange for ABL Priority Collateral pursuant to the terms of the ABL Financing Agreement and the Term Loan/Euro RCF Agreement shall be treated as ABL Priority Collateral under this Agreement, the Term Loan/Euro RCF Security Agreements and the ABL Security Agreements; provided, further, that as certified by the chief financial officer of the Company, any Collateral of the type that constitutes ABL Priority Collateral, if received in exchange for Term Loan/Euro RCF Priority Collateral pursuant to the terms of the ABL Financing Agreement and the Term Loan/Euro RCF Agreement, shall be treated as Term Loan/Euro RCF Priority Collateral under this Agreement, the Term Loan/Euro RCF Security Agreements and the ABL Security Agreements; and, provided, further, that ABL Priority Collateral shall exclude, however, all Term Loan/Euro RCF Priority Collateral (other than Term Loan/Euro RCF Priority Collateral which is treated as ABL Priority Collateral as set forth in the first proviso above), it being understood and agreed that the ABL Secured Parties remain entitled to the ABL Second Priority Lien in any such Collateral.

“ABL Second Priority Lien”: the security interest in the Term Loan/Euro RCF Priority Collateral as granted or purported to be granted pursuant to the ABL Security Agreements.

“ABL Secured Parties”: the secured parties under the ABL Security Agreements, which may be the ABL Administrative Agent on behalf of itself and the ABL Lenders.

“Agreement”: this Intercreditor Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Bank Product Obligations” means all obligations, liabilities and indebtedness owing to Agent, any Lender or any Related Party thereof in respect of cash management or related services, including controlled disbursement services, overdrafts and automated clearing house transfer of funds for the account of the Parent or any of its Domestic Consolidated Subsidiaries.

“Borrowing Base” means, as of any date of determination, an amount equal to:

(1) 85% of the face amount of all accounts receivable (other than customary ineligible accounts receivable for ABL Facilities of the relevant type) owned by the Company and its Subsidiaries that are not organized or formed under the laws of the European Union or any member state thereof or the laws of any other European jurisdiction as of the end of the most recent measurement date reported under the ABL Financing Agreement preceding such date; plus

(2) 60% of the book value of all inventory (other than customary ineligible inventory for ABL Facilities of the relevant type), net of reserves, owned by the Company and its Subsidiaries that are not organized or formed under the laws of the European Union or any member state thereof or the laws of any other European jurisdiction as of the end of the most recent measurement date reported under the ABL Financing Agreement preceding such date.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Collateral”: the Term Loan/Euro RCF Priority Collateral and the ABL Priority Collateral.

“Credit Facility” means, one or more debt facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Deposit Account”: as defined in the Uniform Commercial Code (or equivalent foreign law, as applicable) of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Discharge of ABL Obligations”: except to the extent provided in Section 4.6(c) hereof, (a) the payment in full in cash of the ABL Obligations that are outstanding and unpaid including, with respect to amounts available to be drawn under outstanding letters of credit issued under the ABL Financing Agreement (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit) delivery of cash or backstop letters of credit in respect thereof in compliance with the terms of the ABL Financing Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) and (b) the termination of all commitments to extend credit under the ABL Documents.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, supervisory or administrative functions or of pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Grantor”: any of Wireco WorldGroup Inc., WireCo Worldgroup Limited, WRCA US Holdings Inc., the Company, WRCA, LLC, WRCA Distributor (Cayman) Ltd., WireCo WorldGroup Sales (Cayman), 1295728 Alberta ULC, Wireline Works Partnership and any other subsidiary or affiliate of the Company that is not organized or formed under the laws of the European Union or any member state thereof or the laws of any other European jurisdiction that becomes an ABL Guarantor or a Term Loan/Euro RCF Guarantor and grants a security interest in any Collateral in favor of an ABL Secured Party or a Term Loan/Euro RCF Secured Party.

“Hedging Obligation”: with respect to any Person, the obligations of such Person under (a) interest rate or currency swap agreements, interest rate or currency cap agreements, interest rate, currency collar agreements, commodity price protection agreements or other commodity price hedging agreements, and other similar agreements entered into by the Parent and the Subsidiaries in the ordinary course of business (and not for speculative purposes) and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates and/or commodity prices.

“Insolvency Proceeding”: the occurrence of any of the following: (i) any Grantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Grantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Grantor any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Grantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Grantor shall take any action indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Grantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

“Lien Priority”: with respect to any Lien of the ABL Administrative Agent or the Term Loan/Euro RCF Collateral Agent in the Collateral, the order of priority of such Lien as specified in Section 2.1.

“Liens”: any mortgage, pledge, assignment for security, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or lease in the nature thereof).

“Material Subsidiaries”: has the meaning set forth in the ABL Financing Agreement on the date hereof.

“Mortgages”: each of the mortgages and deeds of trust now or hereafter made by any Grantor in favor of, or for the benefit of, the Term Loan/Euro RCF Collateral Agent for the benefit of the Term Loan/Euro RCF Secured Parties or the ABL Administrative Agent for the benefit of the ABL Secured Parties.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, with respect to any Grantor not organized or formed under the laws of the United States of America, any State of the United States or the District of Columbia, “New York UCC” shall mean the equivalent foreign law to the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Obligations”: any or all of the ABL Company Obligations, the ABL Guarantor Obligations, the Term Loan/Euro RCF Company Obligations and the Term Loan/Euro RCF Guarantor Obligations.

“Person”: any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivables”: all accounts (as defined in the New York UCC) and any and all other receivables and any other right to payment for goods sold or leased or for services rendered, including, without limitation, all accounts created by, or arising from, all of each of the Grantor’s sales, leases, rentals of goods or renditions of services to their customers, in each case (i) including, but not limited to, those accounts arising under any of the Grantors’ trade names or styles, or through any of the Grantors’ divisions, and (ii) whether or not (x) such right is evidenced by an Instrument or Chattel Paper, (y) such right has been earned by performance (including, without limitation, any account) or (z) specifically listed on schedules furnished to the ABL Administrative Agent.

“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Debt Documents”: the collective reference to the Term Loan/Euro RCF Documents and the ABL Documents.

“Secured Parties”: the collective reference to the Term Loan/Euro RCF Secured Parties and the ABL Secured Parties.

“Term Loan/Euro RCF Cap Amount”: shall have the meaning assigned in Section 2.2(f).

“Term Loan/Euro RCF Company Obligations”: the collective reference to the unpaid principal of and interest on the loans under the Term Loan/Euro RCF Agreement and all other obligations and liabilities of the Company (including, without limitation, interest accruing at the then applicable rate provided in the Term Loan/Euro RCF Agreement after the maturity of the loans thereunder and interest accruing at the then applicable rate provided in the Term Loan/Euro RCF Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Term Loan/Euro RCF Collateral Agent or any Term/Euro RCF Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Term Loan/Euro RCF Agreement, this Agreement, the other Term Loan/Euro RCF Documents, any document with the Term Loan/Euro RCF Collateral Agent or any Term/Euro RCF Lender (or any affiliate of the Term Loan/Euro RCF Collateral Agent or any Term/Euro RCF Lender) evidencing any Hedging Obligations or Bank Product Obligations or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Term Loan/Euro RCF Collateral Agent or to the Term/Euro RCF Lenders that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

“Term Loan/Euro RCF Documents”: the collective reference to the Term Loan/Euro RCF Agreement, the Term Loan/Euro RCF Security Agreements, each Term Loan/Euro RCF Guarantee, any document with the Term Loan/Euro RCF Collateral Agent or any Term/Euro RCF Lender (or any affiliate of the Term Loan/Euro RCF Collateral Agent or any Term/Euro RCF Lender) evidencing any Hedging Obligations, any Bank Product Obligations and any other documents entered in connection therewith.

“Term Loan/Euro RCF First Priority Lien”: the reference to the first priority lien granted or purported to be granted on Term Loan/Euro RCF Priority Collateral pursuant to the Term Loan/Euro RCF Agreement.

“Term Loan/Euro RCF Guarantee”: a guarantee to be executed and delivered by a Term Loan/Euro RCF Guarantor pursuant to the Term Loan/Euro RCF Documents.

“Term Loan/Euro RCF Guarantors”: the collective reference to each Grantor other than the Company.

“Term Loan/Euro RCF Guarantor Obligations”: with respect to any Term Loan/Euro RCF Guarantor, the collective reference to all obligations and liabilities of such Term Loan/Euro RCF Guarantor which may arise (a) under or in connection with any Term Loan/Euro RCF Guarantee, (b) under any document with the Term Loan/Euro RCF Collateral Agent or any Term/Euro RCF Lender (or any affiliate of the Term Loan/Euro RCF Collateral Agent or any Term/Euro RCF Lender) evidencing any Hedging Obligations or Bank Product Obligations or any other document related thereto to which such Term Loan/Euro RCF Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, charges and disbursements of counsel to the Term Loan/Euro RCF Collateral Agent or to the Term/Euro RCF Lenders that are required to be paid by such Term Loan/Euro RCF Guarantor pursuant to the terms of this Agreement, the Term Loan/Euro RCF Guarantee or any other Term Loan/Euro RCF Document) and (c) in respect of overdrafts and related liabilities owed to the Term Loan/Euro RCF Collateral Agent, the Term/Euro RCF Lenders or any of their Affiliates and arising from the treasury, depository or cash management services in connection with any automated clearing house transfers of funds or other Bank Product Obligations.

“Term Loan/Euro RCF Obligations”: the collective reference to the Term Loan/Euro RCF Company Obligations and the Term Loan/Euro RCF Guarantor Obligations.

“Term Loan/Euro RCF Priority Collateral”: with respect to each Grantor, any and all property secured by the Mortgages and the following property now owned or hereafter acquired by such Grantor or in which such Grantor has now or at any time in the future may acquire any right, title or interest: all Chattel Paper, Deposit Accounts (except to the extent that such Deposit Accounts or funds or other amounts credited thereto constitute ABL Priority Collateral), Documents (other than Documents with respect to Inventory and Documents with respect to Vehicles), Equipment, General Intangibles, Instruments, Intellectual Property, Investment Property, Letter-of-Credit Rights, Commercial Tort Claims and all other property not described above, all books and records pertaining to the foregoing and, to the extent not otherwise included in the foregoing, all Proceeds, all Supporting Obligations and all products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, however, that as certified by the chief financial officer of the Company, any Collateral, regardless of type, received in exchange for Term Loan/Euro RCF Priority Collateral pursuant to the terms of the ABL Financing Agreement and the Term Loan/Euro RCF Agreement shall be treated as Term Loan/Euro RCF Priority Collateral under this Agreement, the Term Loan/Euro RCF Security Agreements and the ABL Security Agreements; provided, further, that as certified by the chief financial officer of the Company, any Collateral of the type that constitutes Term Loan/Euro RCF Priority Collateral, if received in exchange for ABL Priority Collateral pursuant to the terms of the ABL Financing Agreement and the Term Loan/Euro RCF Agreement, shall be treated as ABL Priority Collateral under this Agreement, the Term Loan/Euro RCF Security Agreements and the ABL Security Agreements; and, provided, further, that Term Loan/Euro RCF Priority Collateral shall exclude, however, all ABL Priority Collateral (other than ABL Priority Collateral which is treated as Term Loan/Euro RCF Priority Collateral as set forth in the first proviso above), it being understood and agreed that the Term Loan/Euro RCF Secured Parties remain entitled to the Term Loan/Euro RCF Second Priority Lien in any such Collateral.

“Term Loan/Euro RCF Second Priority Lien”: the reference to second priority interest on ABL Priority Collateral granted or purported to be granted pursuant to the Term Loan/Euro RCF Security Agreements.

“Term Loan/Euro RCF Secured Parties”: the secured parties under the Term Loan/Euro RCF Security Agreements.

1.2 Other Definitional Provisions.

(a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(d) Subject to Sections 2.2(j) and 2.3(j), the phrases “satisfied in full” or “payment in full” (or phrases of similar import) when used in this Agreement with respect to any of the Term Loan/Euro RCF Obligations (or the Liens securing such obligations) shall mean satisfaction or payment in full of such applicable obligations other than contingent indemnification obligations which are not then due and payable (or reasonably expected to become due and payable in the then foreseeable future) and with respect to any of the ABL Obligations (or the Liens securing such obligations) shall mean the Discharge of ABL Obligations other than contingent indemnification obligations which are not then due and payable (or reasonably expected to become due and payable in the then foreseeable future).

SECTION 2. RANKING OF SECURITY INTERESTS; REMEDIES

2.1 Ranking. Notwithstanding anything to the contrary contained in any other document, filing or agreement related to the creation, attachment, perfection or existence of the security interests granted in the Term Loan/Euro RCF Security Agreements or the ABL Security Agreements, (i) the time, place, order or method of attachment or perfection of such security interests or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of such security interests, (ii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect such security interests and (iii) the rules for determining priority under any law governing the relative priorities of secured creditors, (a) the security interests created or purported to be created by the Term Loan/Euro RCF Security Agreements with respect to the ABL Priority Collateral are subordinated and junior in priority to the security interests created or purported to be created by the ABL Security Agreements with respect to the ABL Priority Collateral and (b) the security interests created or purported to be created by the ABL Security Agreements with respect to the Term Loan/Euro RCF Priority Collateral are subordinated and junior in priority to the security interests created or purported to be created by the Term Loan/Euro RCF Security Agreements with respect to the Term Loan/Euro RCF Priority Collateral.

2.2 Remedies with respect to Term Loan/Euro RCF Priority Collateral.

(a) The ABL Administrative Agent acknowledges and agrees that, until all of the Term Loan/Euro RCF Obligations have been paid in full, the exercise of rights and remedies in respect of the Term Loan/Euro RCF Priority Collateral by the ABL Administrative Agent shall be limited to the extent set forth in, and shall be governed by, this Agreement.

(b) Until the Term Loan/Euro RCF Obligations shall have been satisfied in full, other than to the extent expressly provided in this Agreement, no ABL Secured Party shall exercise any rights or remedies in respect of the Term Loan/Euro RCF Priority Collateral, whether under a Secured Debt Document, applicable law or otherwise, including, without limitation, any action to institute any judicial or nonjudicial or similar action or proceeding in respect of its Lien or to seek relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code in respect of its Lien; provided, however, that nothing contained herein shall be construed as preventing the ABL Administrative Agent or any ABL Secured Party from taking any action which is reasonably desirable or necessary to perfect and protect the ABL Second Priority Lien, which action is not adverse to the Term Loan/Euro RCF Secured Parties or the Term Loan/Euro RCF First Priority Lien, including, without limitation, the filing of financing statements under the Uniform Commercial Code in any applicable jurisdiction, the execution and delivery of account control agreements or similar agreements entered into for the purpose of obtaining “control” (within the meaning of the applicable Uniform Commercial Code) of any applicable Term Loan/Euro RCF Priority Collateral (to the extent that it is possible for both the Term Loan/Euro RCF Collateral Agent and the ABL Administrative Agent to have joint “control” of such item of Term Loan/Euro RCF Priority Collateral) and the filing of a claim or statement of interest in an Insolvency Proceeding in respect of the ABL Second Priority Lien or any Obligations secured thereby. Until the Term Loan/Euro RCF Obligations shall have been satisfied in full, the Term Loan/Euro RCF Collateral Agent shall have the exclusive right to exercise rights and remedies in respect of the Term Loan/Euro RCF Priority Collateral and, to enforce the provisions of and exercise remedies under this Agreement and the Term Loan/Euro RCF Documents and under applicable law (or refrain from enforcing any such rights and exercising any such remedies), all in such order and in such manner as it may determine in its discretion. For the avoidance of doubt, the parties hereto acknowledge and agree that, notwithstanding the occurrence and continuation of an event of default as defined under the ABL Financing Agreement, the Term Loan/Euro RCF Collateral Agent shall not have any obligation or duty to exercise remedies against the Term Loan/Euro RCF Priority Collateral.

(c) Each ABL Secured Party hereby consents to and authorizes the sale of all or any part of the Term Loan/Euro RCF Priority Collateral by the Term Loan/Euro RCF Collateral Agent in accordance with the terms of the Term Loan/Euro RCF Security Agreements and the other Term Loan/Euro RCF Documents, and each ABL Secured Party shall not object to an order of the Bankruptcy Court (if an Insolvency Proceeding has occurred and is continuing) which authorizes the sale of any Term Loan/Euro RCF Priority Collateral if such order is not objected to by the Term Loan/Euro RCF Collateral Agent and agrees that when all or any part of the Term Loan/Euro RCF Priority Collateral is sold pursuant to the Term Loan/Euro RCF Security Agreements or the applicable Term Loan/Euro RCF Document and otherwise in accordance with this Agreement (including the provisions of Section 2.3(d)(ii)), following such sale, all such Term Loan/Euro RCF Priority Collateral (but not the Proceeds thereof) shall be free of the ABL Second Priority Lien. The ABL Administrative Agent hereby appoints the Term Loan/Euro RCF Collateral Agent as its attorney-in-fact to execute and deliver in its stead any releases, termination statements or other documentation reasonably necessary or requested to evidence the foregoing release of Liens on the Term Loan/Euro RCF Priority Collateral.

(d) No ABL Secured Party, by itself or through or with any other Person, shall (i) contest, protest, object to, interfere with, seek to enjoin or invoke or utilize any provision of any document, law or equitable principle, or otherwise take any other action whatsoever which might prevent, delay or impede, any exercise of rights or remedies by the Term Loan/Euro RCF Collateral Agent under the Term Loan/Euro RCF Security Agreements or applicable law in respect of the Term Loan/Euro RCF Priority Collateral or (ii) contest the validity or enforceability of any of the Term Loan/Euro RCF Obligations or the validity, perfection, priority or enforceability of any of the Liens securing any Term Loan/Euro RCF Obligations, or seek to avoid, disallow, set aside or otherwise invalidate any portion thereof in any judicial proceeding or otherwise. The ABL Administrative Agent and the ABL Secured Parties agree that the Term Loan/Euro RCF Priority Collateral may be repossessed or removed by the Term Loan/Euro RCF Collateral Agent, subject to the terms of this Agreement (including, without limitation, Section 2.3(d)(ii)).

(e) Notwithstanding any other provision of this Agreement, the right of each ABL Secured Party to receive payment of the Obligations held by such ABL Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Secured Debt Document or other instrument evidencing or agreement governing an Obligation or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Grantors to pay such Obligation when due, shall not be impaired or affected without the consent of such ABL Secured Party given in the manner prescribed by the Secured Debt Document under which such Obligation is outstanding.

(f) The Term Loan/Euro RCF Secured Parties shall have the right, exercisable in their sole discretion, without notice or demand and without affecting or impairing the agreements and obligations of the ABL Secured Parties, from time to time (i) to modify, extend, amend, restate, compromise, supplement, waive or release the Term Loan/Euro RCF First Priority Lien, the Term Loan/Euro RCF Second Priority Lien, the Term Loan/Euro RCF

Obligations or the Term Loan/Euro RCF Agreement from time to time, and the aggregate amount of the Term Loan/Euro RCF Obligations may be renewed, replaced or refinanced, all without notice to or consent by the ABL Administrative Agent or the ABL Secured Parties; provided, however, that the principal amount of the Term Loan/Euro RCF Obligations may only be increased, renewed, replaced or refinanced in an aggregate principal amount not to exceed (x) $148,500,000 in respect of Term Loans (as defined in the Term Loan/Euro RCF Agreement) and (y) €44,000,000 in respect of the Revolving Facility Loans (as defined in the Term Loan/Euro RCF Agreement) (the “Term Loan/Euro RCF Cap Amount”) and (ii) to exercise or refrain from exercising any powers or rights conferred on the Term Loan/Euro RCF Secured Parties under the Term Loan/Euro RCF Documents. Each of the ABL Secured Parties waives, to the fullest extent permitted by law, any requirement that the Term Loan/Euro RCF Secured Parties or the Term Loan/Euro RCF Collateral Agent protect, secure, perfect or insure the Term Loan/Euro RCF First Priority Lien or exhaust any right or take any action against the Company or the Term Loan/Euro RCF Guarantors.

(g) To the fullest extent permitted by applicable law, each ABL Secured Party waives any claim it might have against the Term Loan/Euro RCF Collateral Agent and any Term Loan/Euro RCF Secured Party or their respective directors, officers, employees or agents with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight with respect to any exercise of rights or remedies hereunder or under any Term Loan/Euro RCF Security Agreement or any transaction relating to the Term Loan/Euro RCF Priority Collateral, except to the extent such action or failure to act constitutes gross negligence or willful misconduct on the part of the Term Loan/Euro RCF Collateral Agent or the Term Loan/Euro RCF Secured Parties or their respective directors, officers, employees or agents. None of the Term Loan/Euro RCF Secured Parties or the Term Loan/Euro RCF Collateral Agent or their respective directors, officers, employees or agents shall be liable for failure to collect or realize upon any of the Term Loan/Euro RCF Priority Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Term Loan/Euro RCF Priority Collateral or to take any other action whatsoever with regard to the Term Loan/Euro RCF Priority Collateral or any part thereof.

(h) If at any time any ABL Secured Party (an “ABL Receiving Party”) shall receive any payment or distribution on account of the Obligations owed to such ABL Receiving Party (whether voluntary, involuntary, through the exercise of any rights of set-off or otherwise, and whether in cash, property or securities) representing proceeds of any of the Term Loan/Euro RCF Priority Collateral and which is in excess of the payments or distributions such ABL Receiving Party would have received through the operation of this Agreement and the ABL Security Agreements and after giving effect to the circumstances described in paragraph (i) below (such payments or distributions, “ABL Excess Payments”), then such ABL Receiving Party shall hold such ABL Excess Payments in trust for the benefit of the Term Loan/Euro RCF Secured Parties, shall not commingle such ABL Excess Payments with any other property of such ABL Receiving Party and shall promptly pay over such ABL Excess Payments in the form received (duly endorsed, if necessary, to the Term Loan/Euro RCF Collateral Agent) to the Term Loan/Euro RCF Collateral Agent, for distribution by the Term Loan/Euro RCF Collateral Agent in accordance with the provisions of this Agreement and the Term Loan/Euro RCF Security Agreements.

(i) The ABL Administrative Agent and the ABL Secured Parties acknowledge that if any payment made by a Grantor or other Person and applied to the Term Loan/Euro RCF Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of Term Loan/Euro RCF Priority Collateral are required to be returned by any Term Loan/Euro RCF Secured Party to such Grantor, its estate, trustee, receiver or any other Person under any Requirement of Law of any Governmental Authority, then to the extent of such payment or repayment, any Lien or other Term Loan/Euro RCF Priority Collateral securing such Term Loan/Euro RCF Obligation shall be and remain in full force and effect as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or by any other Term Loan/Euro RCF Priority Collateral securing such Obligation hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Term Loan/Euro RCF Priority Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Term Loan/Euro RCF Priority Collateral securing the Obligations of any Grantor in respect of the amount of such payment.

(j) In the event that the Term Loan/Euro RCF Collateral Agent has “control” (within the meaning of the Uniform Commercial Code of any applicable jurisdiction) of any Investment Property, Letter-of-Credit Rights, Deposit Accounts or Electronic Chattel Paper included in the Term Loan/Euro RCF Priority Collateral or any other Term Loan/Euro RCF Priority Collateral for which a security interest is perfected by possession of such collateral (the “Pledged Collateral”), the Term Loan/Euro RCF Collateral Agent shall control such Term Loan/Euro RCF Priority Collateral as gratuitous bailee for the ABL Administrative Agent and the ABL Secured Parties (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC). Subject to Section 4.6(b), promptly following the payment in full of the Term Loan/Euro RCF Obligations, each of the Term Loan/Euro RCF Collateral Agent and the Term Loan/Euro RCF Secured Parties shall deliver or assign control of the remainder of the Collateral, if any, in its possession or under its control to the ABL Administrative Agent unless the ABL Obligations shall have been paid in full or except as may otherwise be required by applicable law or court order. The Term Loan/Euro RCF Collateral Agent shall have no obligation whatsoever to the ABL Secured Parties or the ABL Administrative Agent to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.2(j). The duties or responsibilities of the Term Loan/Euro RCF Collateral Agent under this Section 2.2(j) shall be limited solely to holding the Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 2.2(j) and delivering the Pledged Collateral upon payment in full of the Term Loan/Euro RCF Obligations. The Term Loan/Euro RCF Collateral Agent shall not have by reason of the Term Loan/Euro RCF Documents, the ABL Documents, this Agreement or any other document a fiduciary relationship in respect of the ABL Secured Parties or ABL Administrative Agent and the ABL Secured Parties hereby waive and release the Term Loan/Euro RCF Collateral Agent from all claims and liabilities arising pursuant to the Term Loan/Euro RCF Collateral Agent’s role under this Section 2.2(j) as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the Term Loan/Euro RCF Collateral Agent and the ABL Administrative Agent may differ and the Term Loan/Euro RCF Collateral Agent shall be fully entitled to act in its own interest without taking into account the interests of the ABL Administrative Agent or ABL Secured Parties.

(k) In the event that the Term Loan/Euro RCF Secured Parties agree to release any Term Loan/Euro RCF Priority Collateral from all security interests and Liens granted pursuant to the Term Loan/Euro RCF Security Agreements, the ABL Secured Parties shall also release such Term Loan/Euro RCF Priority Collateral from all security interests and Liens granted pursuant to the ABL Security Agreements; provided, however, that if the Lien on such Term Loan/Euro RCF Priority Collateral is reinstated in favor of the Term Loan/Euro RCF Secured Parties, then the Lien in favor of the ABL Secured Parties on such Term Loan/Euro RCF Priority Collateral shall be deemed reinstated, subject to the priorities set forth in this Agreement.

2.3 Remedies with respect to the ABL Priority Collateral.

(a) The Term Loan/Euro RCF Collateral Agent acknowledges and agrees that, until all of the ABL Obligations have been paid in full, the exercise of rights and remedies in respect of the ABL Priority Collateral by the Term Loan/Euro RCF Collateral Agent shall be limited to the extent set forth in, and shall be governed by, this Agreement.

(b) Until the ABL Obligations shall have been satisfied in full, other than to the extent expressly provided in this Agreement, no Term Loan/Euro RCF Secured Party shall exercise any rights or remedies in respect of the ABL Priority Collateral, whether under a Secured Debt Document, applicable law or otherwise, including, without limitation, any action to institute any judicial or nonjudicial or similar action or proceeding in respect of its Lien or to seek relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code in respect of its Lien; provided, however, that nothing contained herein shall be construed as preventing the Term Loan/Euro RCF Collateral Agent or any Term Loan/Euro RCF Secured Party from taking any action which is reasonably desirable or necessary to perfect and protect the Term Loan/Euro RCF Second Priority Lien, which action is not adverse to the ABL Secured Parties or the ABL First Priority Lien, including, without limitation, the filing of financing statements under the Uniform Commercial Code in any applicable jurisdiction, the execution and delivery of account control agreements or similar agreements entered into for the purpose of obtaining “control” (within the meaning of the applicable Uniform Commercial Code) of any applicable ABL Priority Collateral (to the extent that it is possible for both the ABL Administrative Agent and the Term Loan/Euro RCF Collateral Agent to have joint “control” of such item of ABL Priority Collateral) and the filing of a claim or statement of interest in an Insolvency Proceeding in respect of the Term Loan/Euro RCF Second Priority Lien or any Obligations secured thereby. Until the ABL Obligations shall have been satisfied in full, the ABL Administrative Agent shall have the exclusive right to exercise rights and remedies in respect of the ABL Priority Collateral and, to enforce the provisions of and exercise remedies under this Agreement and the ABL Documents and under applicable law (or refrain from enforcing any such rights and exercising any such remedies), all in such order and in such manner as it may determine in its discretion. For the avoidance of doubt, the parties hereto acknowledge and agree that, notwithstanding the occurrence and continuation of an event of default as defined under the Term Loan/Euro RCF Agreement, the ABL Administrative Agent shall not have any obligation or duty to exercise remedies against the ABL Priority Collateral.

(c) Each Term Loan/Euro RCF Secured Party and the Term Loan/Euro RCF Collateral Agent hereby consents to and authorizes the sale of all or any part of the ABL Priority Collateral by the ABL Administrative Agent or any other ABL Secured Party in accordance with the terms of the ABL Security Agreements and the other ABL Documents, and each Term Loan/Euro RCF Secured Party and the Term Loan/Euro RCF Collateral Agent shall not object to an order of the Bankruptcy Court (if an Insolvency Proceeding has occurred and is continuing) which authorizes the sale of any ABL Priority Collateral if such order is not objected to by the ABL Administrative Agent and agrees that when all or any part of the ABL Priority Collateral is sold pursuant to the ABL Security Agreements or the applicable ABL Document and otherwise in accordance with this Agreement (including the provisions of Section 2.2(d)(ii)), following such sale, all such ABL Priority Collateral (but not the Proceeds thereof) shall be free of the Term Loan/Euro RCF Second Priority Lien. The Term Loan/Euro RCF Collateral Agent hereby appoints the ABL Administrative Agent as its attorney-in-fact to execute and deliver in its stead any releases, termination statements or other documentation reasonably necessary or requested to evidence the foregoing release of liens on the ABL Priority Collateral.

(d) No Term Loan/Euro RCF Secured Party, by itself or through or with any other Person, shall (i) contest, protest, object to, interfere with, seek to enjoin or invoke or utilize any provision of any document, law or equitable principle, or otherwise take any other action whatsoever which might prevent, delay or impede, any exercise of rights or remedies by the ABL Administrative Agent or the other ABL Secured Parties under the ABL Security Agreements or applicable law in respect of the ABL Priority Collateral or (ii) contest the validity or enforceability of any of the ABL Obligations or the validity, perfection, priority or enforceability of any of the Liens securing any ABL Obligations or seek to avoid, disallow, set aside or otherwise invalidate any portion thereof in any judicial proceeding or otherwise). The Term Loan/Euro RCF Collateral Agent and the Term Loan/Euro RCF Secured Parties agree that the ABL Priority Collateral may be repossessed or removed by the ABL Administrative Agent or any ABL Secured Parties, subject to the terms of this Agreement (including, without limitation, Section 2.2(d)(ii)), and, to the extent that such ABL Priority Collateral is located on real property that constitutes Term Loan/Euro RCF Priority Collateral, the Term Loan/Euro RCF Collateral Agent and the Term Loan/Euro RCF Secured Parties will provide access to the ABL Administrative Agent and the ABL Secured Parties accordingly. In addition, the Term Loan/Euro RCF Collateral Agent and the Term Loan/Euro RCF Secured Parties (i) agree to permit the ABL Administrative Agent and/or the ABL Secured Parties to access and use all or any part of the Term Loan/Euro RCF Priority Collateral as may be reasonably necessary to enable the ABL Administrative Agent and/or the ABL Secured Parties during normal business hours to convert the Grantors’ raw materials and work-in-process Inventory into saleable finished goods product, subject to the rights of the Term Loan/Euro RCF Collateral Agent and the Term Loan/Euro RCF Secured Parties to repossess and remove the Term Loan/Euro RCF Priority Collateral as provided in Section 2.2(d) above and (ii) agree not to sell or remove any property that constitutes Term Loan/Euro RCF Priority Collateral and that is used or useful in connection with converting the Grantors’ raw materials and work- in-process Inventory into saleable finished goods product, for no less than 120 days following the occurrence of an Event of Default under the Term Loan/Euro RCF Agreement. In furtherance of clause (ii) above, Term Loan/Euro RCF Collateral Agent acknowledges that the Company and all subsidiaries of the Company party hereto have granted to the ABL Administrative Agent a non-exclusive, non-

transferable (other than to its successors and assigns or its agent in connection with carrying out the purposes set forth below), royalty- free license to use any and all patents, trademarks and tradenames now or hereafter owned by, or licensed to, Company or any such subsidiary, as necessary for the purposes of manufacturing and disposing of Inventory after the occurrence and during the continuance of any Event of Default under the ABL Financing Agreement, and Term Loan/Euro RCF Collateral Agent shall not take any action which interferes with the ability of ABL Administrative Agent to be able to exercise its rights under such license in connection with clause (ii) above.

(e) Notwithstanding any other provision of this Agreement, the right of each Term Loan/Euro RCF Secured Party to receive payment of the Obligations held by such Term Loan/Euro RCF Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Secured Debt Document or other instrument evidencing or agreement governing an Obligation or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Grantors to pay such Obligation when due, shall not be impaired or affected without the consent of such Term Loan/Euro RCF Secured Party given in the manner prescribed by the Secured Debt Document under which such Obligation is outstanding.

(f) The ABL Secured Parties shall have the right, exercisable in their sole discretion, without notice or demand and without affecting or impairing the agreements and obligations of the Term Loan/Euro RCF Secured Parties, from time to time (i) to modify, extend, amend, restate, compromise, supplement, waive or release the ABL Obligations, the ABL First Priority Lien, the ABL Second Priority Lien or the ABL Financing Agreement from time to time, and the aggregate amount of the ABL Obligations may be renewed, replaced or refinanced, all without notice to or consent by the Term Loan/Euro RCF Collateral Agent or the Term Loan/Euro RCF Secured Parties; provided, however, that the principal amount of the ABL Obligations may only be increased, renewed, replaced or refinanced in an amount not to exceed the greater of (x) the Borrowing Base and (y) $72,600,000 (the “ABL Cap Amount”) and (ii) to exercise or refrain from exercising any powers or rights conferred on the ABL Secured Parties under the ABL Documents. Each of the Term Loan/Euro RCF Secured Parties waives, to the fullest extent permitted by law, any requirement that the ABL Secured Parties or the ABL Administrative Agent protect, secure, perfect or insure the ABL First Priority Lien or exhaust any right or take any action against the Company or the ABL Guarantors.

(g) To the fullest extent permitted by applicable law, each Term Loan/Euro RCF Secured Party waives any claim it might have against the ABL Administrative Agent and any ABL Secured Party or their respective directors, officers, employees or agents with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever, except for claims arising out of gross negligence or willful misconduct on the part of the ABL Administrative Agent or the ABL Secured Parties or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies hereunder or under any ABL Document or any transaction relating to the ABL Collateral. None of the ABL Secured Parties or the ABL Administrative Agent or their respective directors, officers, employees or agents shall be liable for failure to collect or realize upon any of the ABL Priority Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any ABL Priority Collateral or to take any other action whatsoever with regard to the ABL Priority Collateral or any part thereof.

(h) If at any time any Term Loan/Euro RCF Secured Party (a “Term Loan/Euro RCF Receiving Party”) shall receive any payment or distribution on account of the Obligations owed to such Term Loan/Euro RCF Receiving Party (whether voluntary, involuntary, through the exercise of any rights of set-off or otherwise, and whether in cash, property or securities) representing proceeds of any of the ABL Priority Collateral and which is in excess of the payments or distributions such Term Loan/Euro RCF Receiving Party would have received through the operation of this Agreement and the Term Loan/Euro RCF Security Agreements and after giving effect to the circumstances described in paragraph (i) below (such payments or distributions, “Term Loan/Euro RCF Excess Payments”), then such Term Loan/Euro RCF Receiving Party shall hold such Term Loan/Euro RCF Excess Payments in trust for the benefit of the ABL Secured Parties, shall not commingle such Term Loan/Euro RCF Excess Payments with any other property of such Term Loan/Euro RCF Receiving Party and shall promptly pay over such Term Loan/Euro RCF Excess Payments in the form received (duly endorsed, if necessary, to the ABL Administrative Agent) to the ABL Administrative Agent, for distribution by the ABL Administrative Agent in accordance with the provisions of this Agreement and the ABL Security Agreements.

(i) The Term Loan/Euro RCF Collateral Agent and the Term Loan/Euro RCF Secured Parties acknowledge that if any payment made by a Grantor or other Person and applied to the ABL Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of ABL Priority Collateral are required to be returned by any ABL Secured Party to such Grantor, its estate, trustee, receiver or any other Person under any Requirement of Law of any Governmental Authority, then to the extent of such payment or repayment, any Lien or other ABL Priority Collateral securing such ABL Obligation shall be and remain in full force and effect as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or by any other ABL Priority Collateral securing such Obligation hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other ABL Priority Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other ABL Priority Collateral securing the Obligations of any Grantor in respect of the amount of such payment.

(j) In the event that the ABL Administrative Agent has “control” (within the meaning of the Uniform Commercial Code of any applicable jurisdiction) of any Investment Property, Letter-of-Credit Rights, Deposit Accounts or Electronic Chattel Paper included in the ABL Priority Collateral or any other ABL Priority Collateral for which a security interest is perfected by possession of such collateral (the “Pledged Collateral”), the ABL Administrative Agent shall control such ABL Priority Collateral as gratuitous bailee for the Term Loan/Euro RCF Collateral Agent and the Term Loan/Euro RCF Secured Parties (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC). Subject to Section 4.6(b), promptly following the payment in full of the ABL Obligations, each of the ABL Administrative Agent and the ABL Secured Parties shall deliver or assign control of the remainder of the Collateral, if any, in its possession or under its control to the Term Loan/Euro RCF Collateral Agent unless the Term Loan/Euro RCF Obligations shall have been paid in full or except as may otherwise be required by applicable law or court order. The ABL Administrative Agent shall have no obligation whatsoever to the Term Loan/Euro RCF Secured Parties or the Term Loan/Euro RCF Collateral Agent to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.3(j). The duties or responsibilities of the ABL Administrative Agent under this Section 2.3(j) shall be limited solely to holding the Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 2.3(j) and delivering the Pledged Collateral upon payment in full of the ABL Obligations. The ABL Administrative Agent shall not have by reason of the Term Loan/Euro RCF Documents, the ABL Documents, this Agreement or any other document a fiduciary relationship in respect of the Term Secured Parties or Term Loan/Euro RCF Collateral Agent and the Term Loan/Euro RCF Secured Parties hereby waive and release the ABL Administrative Agent from all claims and liabilities arising pursuant to the ABL Administrative Agent’s role under this Section 2.3(j) as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the ABL Administrative Agent and the Term Loan/Euro RCF Collateral Agent may differ and the ABL Administrative Agent shall be fully entitled to act in its own interest without taking into account the interests of the Term Loan/Euro RCF Collateral Agent or Term Loan/Euro RCF Secured Parties.

(k) In the event that the ABL Secured Parties agree to release any ABL Priority Collateral from all security interests and Liens granted pursuant to the ABL Security Agreements, the Term Loan/Euro RCF Secured Parties shall also release such ABL Priority Collateral from all security interests and Liens granted pursuant to the Term Loan/Euro RCF Security Agreements; provided, however, that if the Lien on such ABL Priority Collateral is reinstated in favor of the ABL Secured Parties, then the Lien in favor of the Term Loan/Euro RCF Secured Parties on such ABL Priority Collateral shall be deemed reinstated, subject to the priorities set forth in this Agreement.

2.4 Relative Rights of Parties. This Agreement is intended solely for the purpose of defining the relative rights of the Term Loan/Euro RCF Collateral Agent and the Term Loan/Euro RCF Secured Parties, on the one hand, and the ABL Administrative Agent and the ABL Secured Parties, on the other hand, in respect of (i) the subordination of the ABL Second Priority Lien to the Term Loan/Euro RCF First Priority Lien and (ii) the subordination of the Term Loan/Euro RCF Second Priority Lien to the ABL First Priority Lien. No other Person or entity shall have any right, benefit or other interest under this Agreement. Nothing contained in this Agreement is intended to affect or limit, in any way whatsoever, the Liens and other rights that the Term Loan/Euro RCF Secured Parties and the ABL Secured Parties have under the Term Loan/Euro RCF Security Agreements, the ABL Security Agreements and the other Secured Debt Documents to which they are a party insofar as the rights of the Company, any other Grantor or any other Person or entity are involved.

2.5 Insurance.

(a) Unless and until the Discharge of ABL Obligations has occurred, the ABL Administrative Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Documents, to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral, in accordance with the provisions of the ABL Documents. Unless and until the Discharge of ABL Obligations has occurred, all proceeds of any such insurance policy or any such award with respect to the ABL Priority Collateral shall be paid to the ABL Administrative Agent to the extent provided under the ABL Documents and thereafter to the Term Loan/Euro RCF Collateral Agent to the extent provided under the Term Loan/Euro RCF Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct.

(b) Unless and until the payment in full in cash of the Term Loan/Euro RCF Obligations and termination of the related commitments has occurred, the Term Loan/Euro RCF Collateral Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Term Loan/Euro RCF Documents, to adjust settlement for any insurance policy covering the Term Loan/Euro RCF Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Term Loan/Euro RCF Priority Collateral, in accordance with the provisions of the Term Loan/Euro RCF Documents. Unless and until the payment in full in cash of the Term Loan/Euro RCF Obligations has occurred, all proceeds of any such insurance policy of any such award with respect to the Term Loan/Euro RCF Priority Collateral shall be paid to the Term Loan/Euro RCF Collateral Agent to the extent provided under the Term Loan/Euro RCF Documents, and then to the ABL Administrative Agent to the extent provided under the ABL Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct.

2.6 Separate Grants of Security and Separate Classification. The ABL Administrative Agent, for itself and on behalf of the ABL Secured Parties, and the Term Loan/Euro RCF Collateral Agent for itself and on behalf of the Term Loan/Euro RCF Secured Parties, acknowledges and agrees that the grants of Liens pursuant to the Term Loan/Euro RCF Documents and the ABL Documents constitute two separate and distinct grants of Liens; and because of, among other things, their differing rights in the Collateral, the ABL Obligations are fundamentally different from the Term Loan/Euro RCF Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.

2.7 No New Liens. Whether or not any Insolvency Proceeding has been commenced by or against the Company or any other Grantor, but subject to Section 4.7(b) and (c) of this Agreement, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to:

(a) grant or permit any additional Liens on any asset or property to secure any Term Loan/Euro RCF Obligation (other than any asset or property of the Parent and the Subsidiaries of the Parent that are organized or formed under the laws of the European Union or any member state thereof or the laws of any other European jurisdiction) unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof; or

(b) grant or permit any additional Liens on any asset or property to secure any ABL Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Term Loan/Euro RCF Obligations the parties hereto agreeing that any such Lien shall be subject to Section 2.1 hereof.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the ABL Administrative Agent, the ABL Secured Parties, the Term Loan/Euro RCF Collateral Agent or the Term Loan/Euro RCF Secured Parties, each agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.7 shall be subject to Section 2.2(b) and Section 2.3(b).

2.8 Purchase Right.

(a) Upon (i) receipt by Term Loan/Euro RCF Collateral Agent of a notice (a “Trigger Notice”) from ABL Administrative Agent of the intent of ABL Administrative Agent and/or the ABL Secured Parties to accelerate the ABL Obligations or, (ii) the commencement of an Insolvency Proceeding with respect to the Parent, the Company, or any Material Subsidiary that is not organized or formed under the laws of the European Union or any member state thereof or the laws of any other European jurisdiction (each a “Trigger Event”), Term Loan/Euro RCF Collateral Agent and the Term Loan/Euro RCF Secured Parties shall have the option, exercised by delivery of a notice by Term Loan/Euro RCF Collateral Agent to ABL Administrative Agent (a “Purchase Notice”), to purchase the entire aggregate amount of outstanding ABL Obligations (including unfunded commitments under the ABL Financing Agreement) at par plus accrued and unpaid interest, fees and expenses (other than any prepayment fee or termination fee owing under the ABL Financing Agreement) from ABL Administrative Agent and the ABL Secured Parties. The Purchase Notice shall be irrevocable.

(b) To the extent the Term Loan/Euro RCF Collateral Agent and/or the Term Loan/Euro RCF Secured Parties intend to exercise their rights under this Section 2.8, the Term Loan/Euro RCF Collateral Agent will send to ABL Administrative Agent a Purchase Notice within five (5) Business Days of the occurrence of a Trigger Event, in which event, ABL Administrative Agent and the ABL Secured Parties shall not accelerate the ABL Obligations to the extent such action has not been taken, or request that the Term Loan/Euro RCF Collateral Agent or the Term Loan/Euro RCF Secured Parties release any Lien on the Collateral, as the case may be, provided, that, the purchase and sale with respect to the ABL Obligations (other than any prepayment fee or termination fee owing under the ABL Financing Agreement) provided for in this Section 2.8 shall have closed within five (5) Business Days after receipt by ABL Administrative Agent of the Purchase Notice and ABL Administrative Agent and ABL Secured Parties shall have received payment in full of the ABL Obligations (other than any prepayment fee or termination fee owing under the ABL Financing Agreement) as provided for herein within such five (5) Business Day period.

(c) On the date specified by Term Loan/Euro RCF Collateral Agent in the Purchase Notice (which shall not be more than five (5) Business Days after the receipt by ABL Administrative Agent of the Purchase Notice), ABL Administrative Agent and the ABL Secured Parties shall sell to Term Loan/Euro RCF Collateral Agent and/or the Term Loan/Euro RCF Secured Parties, and Term Loan/Euro RCF Collateral Agent and/or the Term Loan/Euro RCF Secured Parties shall purchase from ABL Administrative Agent and the ABL Secured Parties, the ABL Obligations (other than any prepayment fee or termination fee owing under the ABL Financing Agreement).

(d) Upon the date of such purchase and sale, Term Loan/Euro RCF Collateral Agent and/or the Term Loan/Euro RCF Secured Parties shall (i) pay to ABL Administrative Agent and the ABL Secured Parties as the purchase price therefor the full amount of all the then outstanding and unpaid ABL Obligations (other than any prepayment fee or termination fee owing under the ABL Financing Agreement), (ii) furnish cash collateral to ABL Administrative Agent and the ABL Secured Parties in such amounts as ABL Administrative Agent determines is reasonably necessary to secure the ABL Administrative Agent and the ABL Secured Parties in connection with any issued and outstanding letters of credit provided by ABL Administrative Agent or the ABL Secured Parties (or letters of credit that the ABL Administrative Agent or any ABL Secured Party has arranged to be provided by third parties pursuant to the ABL Documents) to any Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse ABL Administrative Agent and the ABL Secured Parties for all fees and expenses to the extent earned or due and payable in accordance with the ABL Documents and (iv) agree to pay to ABL Secured Parties any early termination fee or prepayment fee payable in connection with the ABL Documents within three (3) Business Days of the receipt of same by the Term Loan/Euro RCF Collateral Agent and/or Term Loan/Euro RCF Secured Parties, after the payment in full in cash to Term Loan/Euro RCF Collateral Agent and the Term Loan/Euro RCF Secured Parties of the Term Loan/Euro RCF Obligations and the ABL Obligations purchased by the Term Loan/Euro RCF Secured Parties pursuant to this Section 2.8, including principal, interest and fees thereon and costs and expenses of collection thereof (including reasonable attorneys’ fees and legal expenses, but excluding any early termination fee or prepayment fee (whether owing under the Term Loan/Euro RCF Documents or ABL Documents)), provided that the notice of termination or effective date of termination occurs within three hundred sixty five days (365) days after the effective date of the purchase of the ABL Obligations by the Term Loan/Euro RCF Secured Parties.

(e) Such purchase price and cash collateral shall be remitted by wire transfer in immediately available funds to such bank account of ABL Administrative Agent as ABL Administrative Agent may designate in writing to Term Loan/Euro RCF Collateral Agent for such purpose. Interest and fees shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Term Loan/Euro RCF Collateral Agent and the Term Loan/Euro RCF Secured Parties to the bank account designated by ABL Administrative Agent are received in such bank account prior to 1:00 p.m., New York City time, and interest and fees shall be calculated to and including such Business Day if the amounts so paid by Term Loan/Euro RCF Collateral Agent and the Term Loan/Euro RCF Secured Parties to the bank account designated by ABL Administrative Agent are received in such bank account later than 1:00 p.m., New York City time.

SECTION 3. COLLATERAL ACCOUNT

3.1 Term Loan/Euro RCF Obligations Satisfied. Subject to Section 4.6(b), the Term Loan/Euro RCF Collateral Agent shall pay over to the ABL Administrative Agent all remaining moneys and other property held by the Term Loan/Euro RCF Collateral Agent or received by the Term Loan/Euro RCF Collateral Agent with respect to the Term Loan/Euro RCF Priority Collateral on or prior to the first Business Day falling after the Term Loan/Euro RCF Obligations have been paid in full in cash and the related commitments have been terminated. Subject to Section 4.6(b), the Term Loan/Euro RCF Collateral Agent further covenants and agrees that after payment in full in cash of the Term Loan/Euro RCF Obligations, the Term Loan/Euro RCF Collateral Agent shall take all actions and do all things reasonably requested by the ABL Administrative Agent to promptly transfer or assign any Term Loan/Euro RCF Priority Collateral (or interest therein) to the ABL Administrative Agent for the purpose of perfecting and protecting the ABL Second Priority Lien. Without limiting the generality of the foregoing, the Term Loan/Euro RCF Collateral Agent shall (i) notify the ABL Administrative Agent that the Term Loan/Euro RCF First Priority Lien has been released or terminated and that the ABL Administrative Agent is authorized to instruct such Person regarding the control, maintenance or disposition of the Term Loan/Euro RCF Priority Collateral, (ii) in the case of Instruments, Certificated Securities, Chattel Paper (including electronic chattel paper), Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, take any actions reasonably requested to assign or transfer “control” (within the meaning of the applicable Uniform Commercial Code) or possession of such Term Loan/Euro RCF Priority Collateral to the ABL Administrative Agent and (iii) authorize the filing of termination statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the termination of the Term Loan/Euro RCF First Priority Lien. With respect to the Term Loan/Euro RCF Priority Collateral identified in clause (ii) above, the Term Loan/Euro RCF Collateral Agent shall not transfer to any other Person or return or reassign to the Grantors possession or control of any such Term Loan/Euro RCF Priority Collateral unless the ABL Administrative Agent shall have consented thereto or all ABL Obligations have been satisfied in full.

3.2 ABL Obligations Satisfied. Subject to Section 4.6(b), the ABL Administrative Agent shall pay over to the Term Loan/Euro RCF Collateral Agent all remaining moneys and other property held by the ABL Administrative Agent in the ABL Collateral Account or received by the ABL Administrative Agent with respect to the ABL Priority Collateral on or prior to the first Business Day falling after the ABL Obligations have been satisfied in full. Subject to Section 4.6(b), the ABL Administrative Agent further covenants and agrees that after payment in full of the ABL Obligations, the ABL Administrative Agent shall take all actions and do all things reasonably requested by the Term Loan/Euro RCF Collateral Agent to promptly transfer or assign any ABL Priority Collateral (or interest therein) to the Term Loan/Euro RCF Collateral Agent for the purpose of perfecting and protecting the Term Loan/Euro RCF Second Priority Lien. Without limiting the generality of the foregoing, the ABL Administrative Agent shall (i) notify applicable third parties with an interest in the ABL Priority Collateral that the ABL First Priority Lien has been released or terminated and that the Term Loan/Euro RCF Collateral Agent is authorized to instruct such Person regarding the control, maintenance or disposition of the ABL Priority Collateral, (ii) in the case of Instruments, Certificated Securities, Chattel Paper (including electronic chattel paper), Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, take any actions reasonably requested to assign or transfer “control” (within the meaning of the applicable Uniform Commercial Code) or possession of such ABL Priority Collateral to the Term Loan/Euro RCF Collateral Agent and (iii) authorize the filing of termination statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the termination of the ABL First Priority Lien. With respect to the ABL Priority Collateral identified in clause (ii) above, the ABL

Administrative Agent shall not transfer to any other Person or return or reassign to the Grantors possession or control of any such ABL Priority Collateral unless the Term Loan/Euro RCF Collateral Agent shall have consented thereto or all Term Loan/Euro RCF Obligations have been satisfied in full.

3.3 Legend. The Company agrees that each ABL Security Document and Term Loan/Euro RCF Security Document shall include the following language (or language to similar effect approved by the ABL Administrative Agent and Term Loan/Euro RCF Collateral Agent):

“Intercreditor Agreement. To the extent that any applicable provision of this Agreement involving the rights of the Collateral Agent with respect to the Collateral or the exercise of remedies against any Collateral conflicts with or is inconsistent with the terms of the Intercreditor Agreement or affects the rights and remedies of the Collateral Agent with respect to the Collateral, the provisions of the Intercreditor Agreement shall prevail.”

SECTION 4. MISCELLANEOUS

4.1 Notices. Unless otherwise specified herein, all notices, requests, demands or other communications given to any party hereto shall be given in writing or by facsimile transmission and shall be deemed to have been duly given when personally delivered or when duly deposited in the mails, registered or certified mail postage prepaid, or when transmitted by facsimile transmission, addressed to such party at its address specified on Schedule 1 hereof or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this Section 4.1 to the party sending such communication.

4.2 Amendments in Writing. (a) The parties hereto may, from time to time, enter into written agreements supplemental hereto for the purpose of amending, modifying or adding to, or waiving any provisions of this Agreement.

(b) Without the consent of any Secured Party, the parties hereto, at any time and from time to time, may enter into one or more agreements supplemental to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or therein, or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that any such action contemplated by this paragraph (b) shall not adversely affect the interests of the Secured Parties.

(c) Without the consent of the Company or any subsidiary or affiliate of the Company party hereto, the parties hereto (other than the Company and any subsidiary or affiliate of the Company party hereto) may, from time to time, enter into one or more agreements supplemental hereto for the purpose of amending, modifying or adding to, or waiving any provisions of this Agreement; provided that any such action contemplated by this paragraph (c) shall not adversely affect the interests of the Company or any subsidiary or affiliate of the Company party hereto.

4.3 No Waiver by Course of Conduct; Cumulative Remedies. None of the Term Loan/Euro RCF Collateral Agent, the ABL Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 4.2), delay, indulgence, and omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default under the Secured Debt Documents. No failure to exercise, nor any delay in exercising, on the part of the Term Loan/Euro RCF Collateral Agent or the ABL Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Term Loan/Euro RCF Collateral Agent, the ABL Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Term Loan/Euro RCF Collateral Agent, the ABL Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

4.4 Enforcement Expenses; Indemnification. (a) Each of the Grantors agrees to pay or reimburse each Secured Party, the Term Loan/Euro RCF Collateral Agent and the ABL Administrative Agent for all of their respective costs and expenses incurred in the preparation and administration of, or the enforcing or preserving any rights under, this Agreement, including, without limitation, the reasonable fees and disbursements of counsel to each Secured Party (including, without limitation, counsel to each of the Term Loan/Euro RCF Collateral Agent and the ABL Administrative Agent).

Without limiting the indemnity obligations of each of the Grantors under the Term Loan/Euro RCF Security Agreements, the ABL Security Agreements or any of the other Secured Debt Documents, each of the Grantors agrees to pay, indemnify, and hold the Term Loan/Euro RCF Collateral Agent, the ABL Administrative Agent and each Secured Party (and their respective directors, officers, agents and employees) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and expenses of counsel, advisors and agents) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, unless arising from the gross negligence or willful misconduct of the indemnified party, including for taxes in any jurisdiction in which the Term Loan/Euro RCF Collateral Agent or the ABL Administrative Agent is subject to tax by reason of actions hereunder, unless such taxes are imposed on or measured by compensation paid to the Term Loan/Euro RCF Collateral Agent or the ABL Administrative Agent or any other Secured Party under the Term Loan/Euro RCF Security Agreements or the ABL Security Agreements, respectively.

The agreements in this Section 4.4 shall survive repayment of the Obligations and all other amounts payable under the Secured Debt Agreements.

4.5 Further Assurances.

(a) With respect to the Term Loan/Euro RCF Priority Collateral, each of the Grantors and the ABL Administrative Agent, at the Company’s expense and at any time from time to time, upon the reasonable request of the Term Loan/Euro RCF Collateral Agent, will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Term Loan/Euro RCF Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

(b) With respect to the ABL Priority Collateral, each of the Grantors and the Term Loan/Euro RCF Collateral Agent, at the Company’s expense and at any time from time to time, upon the reasonable request of the ABL Administrative Agent, will promptly and duly execute and deliver such further instruments and documents and take such further actions as the ABL Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

4.6 Successors and Assigns.

(a) This Agreement shall be binding upon the successors and assigns of each party; provided that each Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Term Loan/Euro RCF Collateral Agent and the ABL Administrative Agent.

(b) In connection with any permitted redemption, repurchase, refunding or other refinancing of the indebtedness evidenced by the ABL Financing Agreement or the Term Loan/Euro RCF Agreement, each other party hereto agrees to execute and deliver an agreement identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of any Person who succeeds to, or redeems, repurchases, refunds or otherwise refinances such indebtedness, and irrespective of whether any such new financing occurs by transfer, assignment, repayment, refunding, substitution, amendment and restatement or otherwise.

(c) If at any time after the Discharge of ABL Obligations has occurred the Company designates any Credit Facility to be the “ABL Financing Agreement” hereunder, then such Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of ABL Obligations), and the parties hereto (other than the ABL Administrative Agent) agree to execute and deliver an agreement identical to this Agreement (subject to changing names of parties, documents and addresses, as appropriate) in favor of the new ABL Administrative Agent with respect to the new ABL Financing Agreement. Upon the execution of such new agreement, the Term Loan/Euro RCF Collateral Agent shall promptly deliver to the new ABL Administrative Agent the ABL Priority Collateral together with any necessary endorsements (or otherwise allow such new ABL Administrative Agent to obtain control of such ABL Priority Collateral).

4.7 Insolvency.

(a) This Agreement shall be applicable both before and after the filing of any petition by or against any of the Grantors under the U.S. Bankruptcy Code or comparable foreign laws and all converted or succeeding cases in respect thereof, and all references herein to the Company or any of its subsidiaries (including any reference to any Company) shall be deemed to apply to the trustee for the Company or such subsidiaries and the Company or such subsidiaries as debtor-in-possession. The relative rights of (a) the ABL Administrative Agent and the other ABL Secured Parties and (b) the Term Loan/Euro RCF Collateral Agent and the other Term Loan/Euro RCF Secured Parties in or to any distributions from or in respect of any Collateral or Proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, the Company or such subsidiaries as debtor-in-possession.

(b) If any Grantor shall be subject to any Insolvency Proceeding in the United States at any time prior to the Discharge of ABL Obligations, and the ABL Administrative Agent or the ABL Secured Parties shall seek to provide Company or any other Grantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral under Section 363 of the Bankruptcy Code (a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the ABL Priority Collateral (but not by any portion of the Term Loan/Euro RCF Priority Collateral, except on a basis subordinated to the interests of the Term Loan/Euro RCF Secured Parties) (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Collateral), then the Term Loan/Euro RCF Collateral Agent, on behalf of itself and the Term Loan/Euro RCF Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing on the grounds of a failure to provide “adequate protection” for the Liens of the Term Loan/Euro RCF Collateral Agent on the ABL Priority Collateral securing the Term Loan/Euro RCF Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) the Term Loan/Euro RCF Collateral Agent retains its Lien on the ABL Priority Collateral to secure the Term Loan/Euro RCF Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and such Lien has the same priority relative to the ABL Secured Parties as existed prior to the commencement of the case under the Bankruptcy Code, (ii) all Liens on ABL Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Administrative Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral, (iii) if the ABL Administrative Agent receives an adequate protection Lien on post-petition assets of the debtor to secure the ABL Obligations, the Term Loan/Euro RCF Collateral Agent also receives an adequate protection Lien on such post- petition assets of the debtor to secure the Term Loan/Euro RCF Obligations, provided that such Liens in favor of the ABL Administrative Agent and the Term Loan/Euro RCF Collateral Agent shall be subject to the Lien Priority and the other terms and conditions of this Agreement, (iv) the DIP Financing is on commercially reasonable terms, (v) the Term Loan/Euro RCF Collateral Agent and the Term Loan/Euro RCF Secured Parties retain the right to object to any ancillary agreements or arrangements regarding the cash collateral use or the DIP Financing that are materially prejudicial to their interests, (vi) (a) the DIP Financing does not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document or (b) the DIP Financing documentation or cash collateral order does not expressly require the liquidation of all or substantially all the Collateral prior to a default under the DIP Financing documentation or cash collateral order and (vii) on the date the DIP Financing is entered into, the aggregate principal amount available under the DIP Financing plus the aggregate outstanding principal amount of ABL Obligations does not exceed the ABL Cap Amount.

(c) If any Grantor shall be subject to any Insolvency Proceeding in the United States at any time prior to the Term Loan/Euro RCF Obligations are paid in full, and the Term Loan/Euro RCF Administrative Agent or the Term Loan/Euro RCF Secured Parties shall seek to provide Company or any other Grantor with DIP Financing, with such DIP Financing to be secured by all or any portion of the Term Loan/Euro RCF Priority Collateral (but not by any portion of the ABL Priority Collateral, except on a basis subordinated to the interests of the ABL Secured Parties) (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Collateral), then the ABL Administrative Agent, on behalf of itself and the ABL Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Administrative Agent on the Term Loan/Euro RCF Priority Collateral securing the ABL Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing), so long as (i) the ABL Administrative Agent retains its Lien on the Term Loan/Euro RCF Priority Collateral to secure the ABL Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and such Lien has the same priority relative to the Term Loan/Euro RCF Secured Parties as existed prior to the commencement of the case under the Bankruptcy Code, (ii) all Liens on Term Priority Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the Term Loan/Euro RCF Administrative Agent and the Term Loan/Euro RCF Secured Parties securing the Term Loan/Euro RCF Obligations on Term Loan/Euro RCF Priority Collateral, (iii) if the Term Loan/Euro RCF Collateral Agent receives an adequate protection Lien on post-petition assets of the debtor to secure the Term Loan/Euro RCF Obligations, the ABL Administrative Agent also receives an adequate protection Lien on such post-petition assets of the debtor to secure the ABL Obligations, provided that such Liens in favor of the ABL Administrative Agent and the Term Loan/Euro RCF Collateral Agent shall be subject to the Lien Priority and the other terms and conditions of this Agreement, (iv) the DIP Financing is on commercially reasonable terms, (v) the ABL Administrative Agent and the ABL Secured Parties retain the right to object to any ancillary agreements or arrangements regarding the cash collateral use or the DIP Financing that are materially prejudicial to their interests, (vi) the DIP Financing (a) does not compel the Company to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document or (b) the DIP Financing documentation or cash collateral order does not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or cash collateral order and (vii) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of Term Loan/Euro RCF Obligations does not exceed the Term Loan/Euro RCF Cap Amount.

4.8 Disclosures; Non-Reliance. Each of the Secured Parties has the means to be, and shall in the future remain, fully informed as to the financial condition and other affairs of the Grantors and their subsidiaries and affiliates and no Secured Party shall have any obligation or duty hereunder to disclose any such information to any other Secured Party. Except as expressly set forth in this Agreement, the Secured Parties have not otherwise made to one another nor do they hereby make to one another any warranties, express or implied, nor do they assume any liability to one another, with respect to (a) the enforceability, validity, value or collectability of any of the ABL Obligations or the Term Loan/Euro RCF Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Collateral or (c) any other matter except as expressly set forth in this Agreement.

4.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

4.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.11 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

4.12 Integration. This Agreement, the Mortgages, the Term Loan/Euro RCF Documents, the ABL Documents and the other Secured Debt Documents represent the agreement of the Grantors, the Term Loan/Euro RCF Collateral Agent, the ABL Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Term Loan/Euro RCF Collateral Agent, the ABL Administrative Agent or any Secured Party related to the subject matter hereof and thereof not expressly set forth or referred to herein or in the Secured Debt Documents.

4.13 Termination.

(a) After the Term Loan/Euro RCF Obligations shall have been satisfied in full, the Term Loan/Euro RCF Collateral Agent shall promptly deliver written notice thereof to the ABL Administrative Agent, and thereafter, any express or implied limitation set forth herein on the ABL Administrative Agent’s or the ABL Secured Parties’ exercise of any of their rights and remedies in respect of the Term Loan/Euro RCF Priority Collateral whether under the ABL Security Agreements or otherwise shall no longer apply or have any force or effect, subject to Sections 2.2(i) and 4.6(b).

(b) After the ABL Obligations shall have been satisfied in full, the ABL Administrative Agent shall promptly deliver written notice thereof to the Term Loan/Euro RCF Collateral Agent, and thereafter, any express or implied limitation set forth herein on the Term Loan/Euro RCF Collateral Agent’s or the Term Loan/Euro RCF Secured Parties’ exercise of any of their rights and remedies in respect of the ABL Priority Collateral whether under the Term Loan/Euro RCF Security Agreements or otherwise shall no longer apply or have any force or effect, subject to Sections 2.3(i) and 4.6(b).

4.14 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.15 Submission To Jurisdiction; Waivers. Each party hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 4.1 or at such other address of which the Term Loan/Euro RCF Collateral Agent and the ABL Administrative Agent shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

4.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

4.17 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the ABL Documents or the Term Loan/Euro RCF Documents with respect to the Collateral, the provisions of this Agreement shall govern.

IN WITNESS WHEREOF, each of the undersigned has caused this Intercreditor Agreement to be duly executed and delivered as of the date first above written.

WIRECO WORLDGROUP INC.

By:	/s/ J. Keith McKinnish
	Name:	J. Keith McKinnish
	Title:	Vice President and CFO

WRCA US HOLDINGS INC.

By:	/s/ J. Keith McKinnish
	Name:	J. Keith McKinnish
	Title:	Vice President and CFO

WRCA, LLC
By:	WIRECO WORLDGROUP INC.

By:	/s/ J. Keith McKinnish
	Name:	J. Keith McKinnish
	Title:	Vice President and CFO

WRCA DISTRIBUTOR (CAYMAN) LTD.

By:	/s/ J. Keith McKinnish
	Name:	J. Keith McKinnish
	Title:	Director

WIRECO WORLDGROUP SALES (CAYMAN) LTD.

By:	/s/ J. Keith McKinnish
	Name:	J. Keith McKinnish
	Title:	Vice President and CFO

Intercreditor Agreement

1295728 ALBERTA ULC

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	Director

WIRELINE WORKS PARTNERSHIP, by its duly authorized partner 1295728 ALBERTA ULC

By:	/s/ Ira Glazer
	Name:	Ira Glazer
	Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Term Loan/Euro RCF Collateral Agent

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Cynthia J. Powell
	Name:	Cynthia J. Powell
	Title:	Vice President

By:	/s/ Estelle Lawrence
	Name:	Estelle Lawrence
	Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as ABL Administrative Agent

By:	/s/ Jimmy Schwartz
	Name:	Jimmy Schwartz
	Title:	Vice President

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

Schedule 1

Notice Addresses

Party	Address
WireCo WorldGroup Inc.	12200 NW Ambassador Drive Kansas City, MO 64163-1244 Attention: Chief Financial Officer Telephone: (816) 270-49052

WRCA US Holdings Inc.	c/o WireCo WorldGroup Inc. 12200 NW Ambassador Drive Kansas City, MO 64163-1244 Attention: Chief Financial Officer Telephone: (816) 270-49052

WRCA, LLC	c/o WireCo WorldGroup Inc. 12200 NW Ambassador Drive Kansas City, MO 64163-1244 Attention: Chief Financial Officer Telephone: (816) 270-49052

WRCA Distributor (Cayman) Ltd.	c/o WireCo WorldGroup Inc. 12200 NW Ambassador Drive Kansas City, MO 64163-1244 Attention: Chief Financial Officer Telephone: (816) 270-49052

WireCo WorldGroup Sales (Cayman)	c/o WireCo WorldGroup Inc. 12200 NW Ambassador Drive Kansas City, MO 64163-1244 Attention: Chief Financial Officer Telephone: (816) 270-49052

1295728 Alberta ULC	c/o WireCo WorldGroup Inc. 12200 NW Ambassador Drive Kansas City, MO 64163-1244 Attention: Chief Financial Officer Telephone: (816) 270-49052

Wireline Works Partnership	c/o WireCo WorldGroup Inc. 12200 NW Ambassador Drive Kansas City, MO 64163-1244 Attention: Chief Financial Officer Telephone: (816) 270-49052

Deutsche Bank Trust Company Americas	60 Wall Street New York, New York 10005 Attention of Project Finance -WireCo Telecopy No. 732-578-4636 and 904-425-9523

HSBC Bank USA, National Association	452 Fifth Avenue New York, NY 10018 Attention: Jimmy Schwartz, Vice President Fax: 212-525-2520

Schedule 2

Term Loan/Euro RCF Security Agreements

1.	The Term Loan/Euro RCF Agreement

2.	Each Security Document (as defined in the Term Loan/Euro RCF Agreement)

Schedule 3

ABL Security Agreements

1. Loan and Security Agreement, dated as of February 8, 2007, among Wire Rope Corporation of America, Inc., certain of its subsidiaries party thereto, each other financial institution from time to time party thereto as a lender and HSBC Business Credit (USA) Inc., as Agent.